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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (Date of earliest event reported): MAY 31, 2000



                            BAKER HUGHES INCORPORATED
             (Exact name of registrant as specified in its charter)




           DELAWARE                      1-9397                         76-0207995
 (State or other jurisdiction     (Commission File No.)     (I.R.S. Employer Identification No.)
       of incorporation)


              3900 ESSEX LANE
              HOUSTON, TEXAS                                            77027-5177
 (Address of principal executive offices)                               (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 439-8600

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ITEM 5.   OTHER EVENTS.

         On May 31, 2000, Baker Hughes Incorporated, a Delaware corporation (the "Company"), announced the signing of a Memorandum of Understanding ("MOU") with Schlumberger Limited, a Netherlands Antilles corporation ("Schlumberger"), for the purpose of creating a seismic venture to be called Western GECO. The transaction is expected to be completed before the end of the year and is subject to signing a definitive agreement and to regulatory and board approvals.

         Under the terms of the MOU, the Company will negotiate a transaction with Schlumberger whereby they would create a venture that would own the seismic acquisition assets, data processing assets, multi-client seismic libraries, and other assets of Western Geophysical and Geco-Prakla, respectively. In addition, the Company would receive from Schlumberger approximately $500 million in cash. The transaction would also allow the Company to make certain working capital reductions valued at approximately $100 million. The Company and Schlumberger would respectively own 30% and 70% of the venture, which would operate under the name Western GECO.

         A copy of the press release announcing the signing of the MOU is filed as Exhibit 99.1 hereto and is hereby incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

           99.1   -   Press release of the Company dated May 31, 2000,
                      announcing the signing of the Memorandum of Understanding with Schlumberger for the purpose of creating a seismic venture to be called Western GECO.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              BAKER HUGHES INCORPORATED



Dated: June 12, 2000                                /s/ Daniel J. Churay
                                              ----------------------------------
                                                        Daniel J. Churay
                                                      Assistant Secretary


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                                INDEX TO EXHIBITS


Number                                       Exhibit
------                                       -------

 99.1 Press release of the Company dated May 31, 2000, announcing the signing of the Memorandum of Understanding with Schlumberger for the purpose of creating a seismic venture to be called Western GECO.